Processing Agreement                                               COMMERCIAL
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EFFECTIVE DATE: _____________

The parties to this Agreement are as follows:

TOWNE SERVICES, INC.  ("TOWNE")
3950 Johns Creek Court, Suite 100
Suwanee, Georgia   30024

BANK NAME  ("the Bank"), and
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CLIENT NAME  ("the Client")
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The Bank is a participant in the Commercial program ("the Program") offered by
TOWNE. The Program is comprised of automated accounts receivable processing and financing services to businesses that offer terms to their customers. The Client desires to participate in the Program through the Bank.

The Bank, the Client, and TOWNE agree as follows:

SECTION 1.  DEFINITIONS

1.1 ACCOUNT. The term "Account" means one of the Client's Customer credit accounts.

1.2 ACCOUNT STATEMENT. The term "Account Statement" means the statement of Account activity billed to the Client's Customer by TOWNE on a monthly basis.

1.3 BANK SERVICE FEE. The term "Bank Service Fee" means the charge that the Client agrees to pay to the Bank for the Receivables funded by the Bank pursuant to this Agreement. Subject to the limitations set forth below, the Bank may amend the Bank Service Fee from time to time upon written notice to the Client based upon considerations of transaction volume, delinquency, current economic conditions, and other factors described in this Agreement. Initially, and except as otherwise provided, the Bank Service Fee will be equal to the percentage rate set forth in Schedule A to this Agreement. Notwithstanding any provision in this Agreement to the contrary, the Client does not agree to pay, and the Bank does not intend to contract for, reserve, charge or collect any charge or interest which is higher than the maximum rate of interest that could be charged under applicable law for the extension of credit that is agreed to in this Agreement. If any notice of interest accrual is sent that is in error, the Bank and the Client mutually agree to correct it, and if the Bank actually collects more interest than allowed by law and this Agreement, the Bank agrees to refund the excess portion. Any interest in excess of that maximum amount shall be credited to the Client's DDA or the principal amount of the Client's Obligations relating to this Agreement, or, if the principal amount of the debt has been paid, refunded to the Client. The credit or refund of any such excess interest shall be the Client's sole remedy with regard to any such excess, and the Client hereby waives any other right or claim with respect to any such excess interest, payment, charge or notice.

1.4 CREDIT AGREEMENT. The term "Credit Agreement" means any written installment, charge, purchase order or other written form of Credit Agreement between the Client and a Customer.

1.5 CREDIT MEMO. The term "Credit Memo" means the form reflecting a credit, other than a credit arising from a payment, to a Customer's Account.

1.6 CUSTOMER. The term "Customer" means a debtor obligated to the Client on Receivables that arise from goods sold or services rendered to a Customer by the Client.

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1.7 FACE AMOUNT. The term "Face Amount" means the cash price for the goods sold and/or services rendered to a Customer, less any down payment paid by a Customer, plus any taxes imposed on such sales transaction.

1.8 INVOICE. The term "Invoice" means the form reflecting the sale of goods or services to a Customer.

1.9 LINE OF CREDIT ADVANCE. The term "Line of Credit Advance" means an advance to the Client by the Bank pursuant to the line of credit agreement and/or promissory note(s) delivered to the Bank by the Client pursuant to this Agreement.

1.10 NET AMOUNT. The term "Net Amount" means the Face Amount of a Receivable, less any Reserve amount, the Bank Service Fee, and other discounts, returns, credits or allowances of any nature at any time issued, owing, granted or outstanding.

1.11 OBLIGATIONS. The term "Obligations" means all of the Client's obligations to the Bank, whether pursuant to this Agreement, or under any line of credit agreement, note, contract, guaranty, accommodation or otherwise, however and whenever created, arising or evidenced, whether direct or indirect, liquidated or contingent, now existing or arising hereafter, and all replacements, substitutions, amendments and modifications to any of the foregoing.

1.12 OPERATING ACCOUNT. The term "Operating Account" means the depository account(s) maintained by the Client with the Bank.

1.13 RECEIVABLES. The term "Receivables" means all accounts, instruments, contract rights, chattel paper, documents, rights to payment and general intangibles that are acceptable to the Bank and arise from the sale of goods or services, and the proceeds thereof, and all security and guaranties therefor, whether now existing or arising hereafter.

1.14 RELATED AGREEMENTS. The term "Related Agreements" means any other agreement(s) between the Bank and Client that relate to the Program.

1.15 RESERVE ACCOUNT. The term "Reserve Account" means the restricted, funded or unfunded, interest or non-interest bearing account established pursuant to
Section 3.

SECTION 2.  THE COMMERCIAL PROGRAM

2.1      ELECTION TO PARTICIPATE IN THE PROGRAM

The Client hereby elects to participate in the Program in accordance with the guidelines established from time to time by TOWNE and the Bank and to maintain a computer and peripherals that meet the minimum configuration requirements of TOWNE. During the term of this Agreement, TOWNE will assist the Client in the installation of, and will provide maintenance and support for, the Program system and other materials used in connection with the Program, excluding hardware not provided by Towne. Installation shall consist of a remote set up of the software necessary to participate in the Program. Support shall include telephone support in response to questions about the software or the Program. Initially, support shall include remote, telephone training on the use of the software to participate in the Program. Fees for installation and training are as set forth in Schedule A. The Client agrees, at its own cost and expense, to maintain its own Internet connection through the Internet Service Provider of Client's choice.

2.2      DISPLAYING SYMBOLS, SERVICE MARKS AND NAMES

Upon request, TOWNE will sell or otherwise supply the Client with a reasonable supply of advertising displays, decals, and other point-of-sale promotional materials bearing the Program symbol and name to be used by the Client pursuant to this Agreement. The Client agrees to display the current signage, symbols, service marks, and name of the Program on promotional materials to inform its Customers that the Client offers the Program. The Client's right to use or display such items shall continue only so long as this Agreement or any successor agreement is in effect. The Client and the Bank acknowledge that the Program trademark and the corresponding logotype are the property of TOWNE. The Client and the Bank shall not infringe upon the mark or logo, nor otherwise use the mark or logo in such a manner as to create the impression that the Client's goods or services are affiliated with or sold by TOWNE.

2.3      OPERATION OF THE PROGRAM

The Client agrees to enter its Program Customer credit transactions into the Program system at the time of the transaction in accordance with the instructions provided by TOWNE. Each sale transaction entered into the Program system will be deemed to be a request by the Client for an advance from the Bank against the line of credit extended to the Client by the Bank under Section 3 of this Agreement.

TOWNE will process the transactions through electronic data interchange on a regular basis and will send the Client and the Bank an electronic file containing payment and finance charge information on each Customer. TOWNE will also process (either directly or through a third party) the Client's Account Statements, Customer payments, Customer finance charges, past due letters, and similar items, if so elected by the Bank. These processing services will be provided for the fees established by
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TOWNE from time to time. The initial fees are set forth in Schedule A, and TOWNE will provide the Client and the Bank with at least 30 days' prior written notice of any change in such fees. All fees due to TOWNE for its processing services will be payable by the Bank on a monthly basis in accordance with payment terms established between the Bank and TOWNE.

2.4      TRANSACTION PROCESSING

The Client shall only process through the Program bona fide transactions relating to its sales of goods and services to the Client's Customers. In each transaction, the Client shall be deemed to warrant the true identity of the Customer as the purchaser of the Client's goods or services. The Client shall not enter or submit records of transactions that it or its employees know or should have known to be false or not authorized by the Customer. The Bank and TOWNE reserve the right to audit the Client's files and records relating to any or all transactions under the Program. This shall include the right to verify the accuracy of accounts and transactions by contacting Customers. The Client may not process through the Program any transaction representing the refinancing of a pre-existing obligation of a Customer, except where the refinancing results from conversion of the Client's existing credit program to the Program, or obligations arising from the dishonor of a Customer's check.

2.5      COLLECTION OF ACCOUNTS.

The Client hereby appoints and authorizes TOWNE and the Bank, and the Bank hereby appoints TOWNE, to serve as its attorney-in-fact in connection with the processing of Accounts with the Client's Customers. TOWNE and the Bank shall have the right on behalf of and as attorney-in-fact for the Client, and TOWNE shall have the right on behalf of and as attorney-in-fact for the Bank, to receive, take, endorse, assign and deliver in the Client's (or the Bank's) name any and all checks, drafts and other instruments for the payment of money relating to the Accounts processed through the Program. Nothing in this Agreement shall either authorize or obligate TOWNE or the Bank to take any action to enforce the collection of the Client's Customer Accounts. Payments received by TOWNE or the Bank from a Customer will be accounted for by credit to the Customer's Account.

2.6      ACCOUNT DISPUTES

The Client shall promptly notify the Bank and TOWNE of (and if requested by the Bank, will settle, at its sole cost and expense) all disputes concerning any Accounts funded by the Bank. However, the Client shall not, without the Bank's prior written consent, compromise or adjust any such Account. The Client is responsible for any Customer disclosure or collection of taxes required by law. Client undertakes responsibility for establishing any interest rate or late fees in accordance with any applicable law.

2.7 AUTHORIZATION FOR AUTOMATED CLEARING HOUSE (ACH) TRANSACTIONS, DIRECT DEPOSITS, ETC.

The Client agrees to establish an Operating Account with the Bank upon execution of this Agreement if it does not currently have one. The Client hereby authorizes the Bank to present automated clearing house ("ACH") credit for the payment of deposits due from the Bank or TOWNE and to present ACH debits or payment due the Bank or TOWNE for fees, purchases or charge backs of Accounts, purchase or lease payments for point of sale equipment, and other charges or payments pursuant to the Program, as well as for any Obligations due to the Bank upon an Event of Default. The Client's ABA Transit Routing Number, Federal Tax Identification Number, and Demand Deposit Account Number with the Bank are as shown below the Client's signature at the end of this Agreement, and a voided blank check or deposit slip for that account is attached to this Agreement.

The authority granted in this Section 2.7 shall remain in full force and effect until all fees, charges, and payments due TOWNE or the Bank are collected and until the Client has notified the Bank in writing of the termination of that authorization, at a time and in a manner that will afford the Bank a reasonable opportunity to act on it, or, in consideration of the foregoing, until ten (10) days after the Bank shall have provided written notice to the Client of termination of the ACH arrangement. The Client also agrees, at the request of the Bank, to establish direct deposit and withdrawal and/or other arrangements for the transfer of funds into and out of the Client's account with the Bank, and to execute any forms requested by the Bank in that regard.

SECTION 3.  FUNDING OF ACCOUNTS PROCESSED UNDER THE PROGRAM

3.1  LINE OF CREDIT ADVANCES

Each sale transaction processed by the Client through the Program will constitute a request by the Client for an advance against the line of credit established by the Bank for the Client pursuant to the Program. The Bank reserves the right in its sole and absolute discretion to decline to make advances against any or all of the Client's Customer Invoices. If the Bank declines to make an advance to the Client with respect to any Customer Invoice or Invoices, the Bank agrees to provide the Client with written notice of that decision within twenty-four (24) hours, or as required by law, after having received notice of a funding request from the Client or TOWNE.

The Bank will make a Line of Credit Advance to the Client on all Invoices approved for funding by the Bank equal to the Net Amount. The advance will be credited to the Client's primary Operating Account with the Bank on the next business day after receipt of a request for funding. The Bank may also from time to time make other advances to the Client in amounts as the Bank
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and the Client may agree, provided that the Bank will not make a Line of Credit
Advance that causes the outstanding principal amount of Line of Credit Advances to exceed the line of credit limit established by the Bank.

All payments received by the Bank from TOWNE with respect to the Client's Customer Accounts will be applied against the Obligations.

3.2  CHARGE BACKS

The Bank may charge back any Invoice funded by the Bank at its sole discretion. In addition, the Bank may charge back any Customer Accounts, including any accrued Customer finance charges: (a) if any Account remains past due for more than 90 days; (b) in the event of any dispute with a Customer with respect to any Account; or (c) in the event of the Client's default in the performance of any Obligation to the Bank under this Agreement or any other agreement with the Bank.

In the event of a charge back, the Bank may debit the Reserve Account, the Operating Account or any other account maintained by the Client and apply it to the outstanding advances made with respect to the applicable Account (if under clause (a) or (b) above) or to the outstanding amount of the Obligations (if under clause (c) above). In the event of any deficiency arising with respect to the account charged back to the Client, the Client agrees to pay the deficiency immediately to the Bank upon receipt of a written request from the Bank.

3.3  GRANT OF SECURITY INTEREST BY THE CLIENT TO THE BANK.

As security for the performance of the Client's Obligations under this Agreement, the Client hereby grants to the Bank a lien and security interest in and to all Accounts of the Client. The Bank may also require additional collateral or guarantees to secure the Obligations, and in that regard the Client may also grant to the Bank a lien and a security interest in other collateral as may be required by the Bank and described in the Related Documents. The Client agrees to execute and deliver to the Bank such documents and instruments, including, without limitation, UCC-1 financing statements, as the Bank may request from time to time to evidence or perfect its security interest in the Accounts or any collateral securing the Obligations (collectively, "the Collateral"). Without the consent of the Bank, the Client shall not grant any security interest in or allow any liens, encumbrances or charges to attach to the Collateral, whether by operation of law or otherwise, until all Obligations are paid in full.

3.4      RESERVE ACCOUNT.  CREATION, GRANT OF SECURITY INTEREST, ASSIGNMENT.

To the extent applicable, if a Reserve Account is indicated on Schedule A, the Bank may retain a portion of the sums payable to the Client, the amount of which the Bank may adjust from time to time in its reasonable discretion, as a reserve to provide for the delinquency of the Receivables funded by the Bank. Amounts retained by the Bank pursuant to this provision shall be credited to the Client's Reserve Account. No amounts may be drawn or disbursed from the Reserve Account without the Bank's consent. The amount of the Reserve Account will not normally exceed an amount calculated by multiplying (y) the Face Amount of the acceptable Invoices submitted to the Bank, by (z) the applicable valuation percentage shown in Schedule A. Any excess amounts held in the Reserve Account will be credited periodically, in the Bank's discretion, to the Client's Operating Account.

The Client hereby pledges and grants to the Bank a security interest in the Reserve Account. The Client further hereby pledges, assigns and transfers to the Bank all right, title and interest in and to the Reserve Account, and all sums now or at any time hereafter on deposit therein together with all earnings of every kind and description which may now or hereafter accrue thereon, for the purpose of securing the Obligations, whether such Obligations now exist or are hereafter created or incurred, and whether it is direct or indirect, due or to become due, absolute or contingent or joint and/or several.

The Client further irrevocably authorizes and empowers the Bank, at any time whether or not at such time the Obligations, or any part thereof, are due and payable, in its own name or in the Client's name, to demand, apply for withdrawal, receive and give a written discharge for any and all sums which are or will become due and payable under said Account, to exercise any and all rights and privileges and receive all benefits accorded to said Account, and to execute any and all instruments required therefore, and to apply such moneys toward payment of the Obligations, in such order of application as the Bank may determine, all without notice to the Client. Until this assignment has been released by the Bank in writing, the Client will have no right to make any withdrawals from said Account.

3.5  RIGHT OF SET-OFF

In addition to and not in conflict with the above, the Client hereby acknowledges that the Bank shall have the right to charge or set off any of the Client's Obligations, whether matured or unmatured, with the Bank against the Reserve Account, Operating Account or any other account, property or assets of the Client in the Bank's possession or make a Line of Credit Advance to cover such Obligations.
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SECTION 4.  DEFAULT

4.1      EVENTS OF DEFAULT

The following events will constitute a Default under the terms of this
Agreement:

a. The Client fails to pay or to perform any Obligation, covenant or liability in connection with this Agreement and ten (10) days pass after written notice is delivered to the Client of such default, or if the Client fails to pay or perform any other Obligation which the Client may have to the Bank in accordance with its terms;

b. Any warranty, representation or statement whenever made by the Client in connection with this Agreement proves to be false in any material respect when made, or if the Client fails to disclose that any such warranty, representation or statement has become untrue in any material respect;

c. The dissolution or termination of the Client's corporate existence or, if an individual, the Client's death;

d.    The Client's insolvency;

e. The assignment for the general benefit of the Client's creditors, the appointment of a receiver or trustee for its assets, the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Client or any proceeding for the dissolution, liquidation or settlement of claims against the Client or winding up of its affairs;

f.    The termination or withdrawal of any guaranty for the Obligations;

g. The failure to pay any tax imposed upon the Client in connection with any transaction creating a Receivable;

h. If any judgment against the Client remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

i.    The Client discontinues its business as a going concern; or

j. The Bank deems in good faith that the prospect for payment or performance of the Obligations has been impaired.

4.2      EFFECT OF DEFAULT

Upon the occurrence of any Event of Default, the Bank and TOWNE may immediately terminate this Agreement upon written notice of termination to the Client, at which time all amounts owed to the Bank for the Obligations, at its sole option, shall become immediately due and payable, and TOWNE's and the Bank's obligations with respect to the further performance of services hereunder shall, at the Bank's and TOWNE's sole option, immediately terminate. All Obligations under this Agreement, including specifically the Obligation to repay all Line of Credit Advances, accrued interest thereon, and related charges, will survive a termination of this Agreement.

SECTION 5.  GENERAL PROVISIONS

5.1      CLIENT'S COVENANTS.

The Client covenants that it will supply, or allow the Bank to review, financial information and necessary documents on the Client or on any Customer upon the Bank's request.

5.2      CLIENT'S REPRESENTATIONS AND WARRANTIES.

The Client represents and warrants:

a. that it is fully authorized to enter into this Agreement and to perform hereunder;

b. that this Agreement constitutes a valid and binding obligation upon the Client;

c.    that it is solvent and in good standing in the State of its formation;

d. that all Receivables are and will be in the future bona fide and existing obligations of the Client's Customers arising out of the sales of goods and/or services, free and clear of all security interests, liens or claims of any kind whatsoever of third parties;

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e.    that the Client has a valid Credit Agreement with its Customers and has identified each Customer with whom it does not have an existing written Credit Agreement;

f. that, unless approved in writing by the Bank, its inventory is not subject to any security interests, liens or encumbrances of any kind whatsoever, and that it will not permit it to become so encumbered without the Bank's prior written consent;

g. it will have made delivery of the goods or rendered the services to which the Receivable relates, that the documentation pertaining to the sale is valid and genuine, and that the goods or services have been accepted by the Customer;

h. it will have preserved and will continue to preserve any liens and any rights to liens available by virtue of the sale of goods or services;

i. the Customer will not, unless approved in writing by the Bank, be affiliated with the Client;

j. it has no knowledge of any dispute or potential dispute that might impair the validity of the transaction or the Customer's obligation to pay the related Receivable in accordance with its terms;

k. it has the right to render the services or to sell the goods creating the Receivable, and will have done so in accordance with any applicable laws; and

l. it has made all required disclosures and has paid, or provided for the payment of, all taxes arising from the transaction creating the Receivable.

5.3 BANK'S AND TOWNE'S REPRESENTATIONS AND WARRANTIES. LIMITATIONS ON LIABILITY.

Subject to the below paragraph, the Bank and TOWNE each represent that the services rendered by them pursuant to the terms of this Agreement will be performed timely and in a workmanlike manner. NEITHER TOWNE NOR THE BANK MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.

The Client acknowledges that data transfer and conversion is subject to a likelihood of human, software and equipment errors, omissions, delays, and losses, including inadvertent mutilation of documents, which may give rise to loss or damage. Accordingly, the Client agrees that neither TOWNE nor the Bank shall be liable on account of any such good faith errors, omissions, delays, or losses unless caused by gross negligence or willful misconduct. The Client expressly agrees that it will be solely responsible for adopting reasonable measures to limit its exposure with respect to such potential losses and damages, including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data. The Client is also responsible for complying with all local, state, and federal laws pertaining to the use and disclosure of any data in connection with all agreements the Client enters into with its Customers. The Client acknowledges that any forms or agreements provided by TOWNE or the Bank which the Client may use with its Customers is provided by TOWNE solely for the Client's convenience and benefit; the Client is not obligated to use any such agreement; and the Client should consult its own legal and accounting advisers with respect to the enforceability and accounting treatment thereof. Neither TOWNE nor the Bank makes any implied or express representation or warranty of any kind that the forms or materials supplied by TOWNE are merchantable or fit for any particular purpose. The Client has an independent responsibility to consult its own legal and accounting advisers with respect to the enforceability and accounting treatment of any of its Customer agreements and to advise its Customers to similarly consult professionals with respect to the enforceability thereof. Towne does not undertake the responsibility of advising the Client of any laws, rules, regulations, or interpretations affecting Client, its Customers, or its participation in the Program. IN NO EVENT SHALL TOWNE OR THE BANK BE LIABLE FOR ANY LOSS OF PROFITS, ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND. THIS LIMITATION ON DAMAGES SHALL APPLY WHETHER OR NOT OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED.

5.4      COMPLIANCE WITH LAWS AND INDEMNIFICATION.

The Client agrees to comply with all federal, state, and local laws, regulations, and ordinances in connection with its dealings with Customers and in the performance of its Obligations hereunder. The Client shall obtain or deliver and maintain all Credit Agreements or other documentation with its credit Customers which may be required to comply with any usury, disclosure or similar state or federal law, statute or regulation, including but not limited to the truth-in-lending disclosures required by Regulation Z. Upon request from the Bank or TOWNE, the Client agrees that it will promptly provide a copy of such documentation to the Bank or TOWNE. TOWNE processes transactions requested by Client pursuant to this Agreement and may, in the process, receive confidential financial information about Client or Client's customers. To the extent that such information is available to, used, and relied upon by the Bank, TOWNE is simply an agent of Client and Client is merely reporting its own experience information to TOWNE, as its agent, and to the Bank. In no event does TOWNE undertake responsibility to Client or Bank to act as a collection agency, a credit reporting agency, or to process transactions other than on behalf of Client or Bank as directed.
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THE CLIENT AND THE BANK EACH ACKNOWLEDGE AND AGREE THAT THE BANK IS RESPONSIBLE
FOR MAKING ITS OWN CREDIT DECISIONS TAKE ALL STEPS NECESSARY TO PERFECT ANY LIENS ON COLLATERAL, AND EACH AGREES TO INDEMNIFY AND HOLD TOWNE HARMLESS AGAINST ALL CLAIMS, LOSSES, OR DAMAGES RELATING THERETO. THIS INDEMNIFICATION SHALL SURVIVE ANY TERMINATION OR CANCELLATION OF THIS AGREEMENT.

5.5      RECORDS.

The Client agrees that it will keep and preserve tangible copies of Invoices, credit memos, bills of lading, shipping and delivery documents and other documentation relating to its sales and credit transactions processed through the Program for seven (7) years from the date of each such transaction. In the event any statutes, laws, ordinances or regulations require the Bank or TOWNE to maintain records of sales or credit transactions, the Client hereby agrees to maintain such records on behalf of the Bank and TOWNE for the period required by such statutes, laws, ordinances or regulations.

5.6      MODIFICATION OF PROGRAM TERMS; NOTICES

TOWNE or the Bank may modify the terms set forth on Schedule A from time to time upon 30 days' prior written notice to the Client as provided in this Agreement. Otherwise, this Agreement may not be modified, altered, or amended except by the written consent of all parties to this Agreement.

Any notice required or permitted to be given may be given in writing by depositing such notice in the United States mail, postage paid, addressed as indicated below or to such other place or places as any party to this Agreement shall designate by written notice to the others. The Client hereby waives notice of default or non-payment, protest or notice of protest, demand for payment, and any other demands or notices in connection with this Agreement or any sales or credit processed through the Program. The Client hereby consents to extensions of time granted, or compromise made, with any Customer liable on any sales processed through the Program without affecting any liability of the Client thereon or hereunder.

5.7      TERMINATION

The initial term of this Agreement shall be for a period of three (3) years. The Agreement will be automatically renewed for additional three-year terms unless any party gives written notice to the other parties not to renew the Agreement, at least ninety (90) days' prior to the scheduled termination date. If any party hereto defaults in the performance of any material obligation under this Agreement, and this default continues for a period of thirty (30) days after written notice is given by a non-defaulting party, then each non-defaulting party will have the right, at its option, to terminate this Agreement by giving written notice of such termination to the other parties. From and after such effective date of termination, for any reason, the Bank and Client shall cease processing sales through the Program, shall cease displaying the service marks, symbols, and names related to the Program, and shall promptly return to TOWNE all materials relating to the Program. If termination is due to an uncured, material breach by any party in its obligations hereunder, any non-breaching party may recover the actual costs of enforcing this Agreement, including court costs and reasonable attorney's fees to the prevailing party if the issue goes to court. All obligations of the parties incurred or existing under this Agreement as of the date of termination shall survive such termination. Towne or Bank may terminate this Agreement upon thirty (30) days' written notice. A notice from either Bank or TOWNE shall satisfy the above notice requirements.

5.8      GENERAL

a. GOVERNING LAW. This Agreement will be deemed to have been made and delivered in the State of Georgia. The validity, performance and all matters relating to the interpretation and effect of this agreement will be governed by the laws of the State of Georgia, without regard to conflict of laws rules applied in the State of Georgia. This Agreement may be executed in one or more counterparts.

b. FURTHER DOCUMENTS. Upon request by the Bank or TOWNE, the Client shall promptly execute and deliver such other agreements or instruments and give all assistance reasonably required to evidence more fully and otherwise give full and proper effect to the Bank's and TOWNE's rights under this Agreement.

c. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be void, voidable, or unenforceable, the remaining provisions of this Agreement will remain in full force and effect. The Bank, TOWNE, and the Client are independent contractors and nothing contained in this Agreement shall be deemed to constitute the Bank, TOWNE, or the Client as agent for the others.

d. ASSIGNMENT. This Agreement shall be binding upon the successors of the parties but may not be assigned by any party without the written consent of the others, except that TOWNE may assign this Agreement to any subsidiary or affiliate or pursuant to a merger, sale of substantially all its assets, or similar transaction without such consent. Provided, however, no such assignment by the Client shall have the effect of releasing the Client from any of the Obligations without the express written consent of the Bank.
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e.    EXCLUSIVITY.  While this Agreement is in effect,  the Client agrees that it will not offer any other in-house credit program of a similar nature to the Program.

f. EXPENSES AND ATTORNEY'S FEES. In the event of any default or dispute between TOWNE, the Bank or the Client arising under this Agreement, the party prevailing in such dispute shall be entitled to a recovery of expenses incurred by that party in enforcing this Agreement, including costs of court and a reasonable attorney's fee.

g. NON-WAIVER. No delay or failure on the Bank's or TOWNE's part in exercising any right, privilege or option hereunder shall be deemed a waiver of any such right, privilege or option and no waiver, amendment, or modification of any provision of this Agreement (except as otherwise expressly provided in this Agreement) shall be valid unless it is in writing and signed by all parties to this Agreement.

h. HEADINGS. The headings in this Agreement are for convenience only and shall not define or limit the scope, extent, meaning, or intent of this Agreement.

i. THIRD PARTY PROVIDERS. The Programs offered to the Bank and Client by TOWNE may or may not have services that are fulfilled by Third Party Providers ("Providers"). TOWNE reserves the right to replace Providers from time to time as deemed appropriate solely at the discretion of TOWNE. However, TOWNE does not by anything in this Agreement or in any assignment or otherwise assume any of the Providers' obligations under this Agreement, and TOWNE shall not be responsible in any way for the performance by the Providers of any of the terms and conditions thereof. If requested, the Bank and the Client agree to execute any forms necessary in connection with Provider changes. Neither the Bank nor the Client may make Provider changes without the prior written consent of TOWNE

j. Miscellaneous. Nothing herein shall be construed to create a partnership or joint venture between the parties. This Agreement and its attachments constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof, including any training materials or publications (except any lease or rental of the Program point-of-sale terminal which shall be governed by the terms of a separate rental or lease agreement applicable thereto). All amounts which are due and not paid as provided anywhere in this Agreement will thereafter bear interest at the rate of eighteen percent (18.0%) per annum or the highest legal rate permitted by applicable law, whichever is greater.

IN WITNESS WHEREOF, TOWNE, the Client, and the Bank have executed this Agreement as of the date set forth on Page 1 of this Agreement.

--------------------------------------------------------------------------------

THE CLIENT ACKNOWLEDGES THAT THERE ARE NO ORAL STATEMENTS OR REPRESENTATIONS UPON WHICH IT IS RELYING IN EXECUTING THIS AGREEMENT.

THE CLIENT HEREBY FURTHER ACKNOWLEDGES THAT IT HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE CLIENT ACKNOWLEDGES RECEIVING AN EXACT COPY OF THIS AGREEMENT. THIS AGREEMENT AND RELATED DOCUMENTS HAVE BEEN EXECUTED IN THE COUNTY OF THE BANK'S ADDRESS UNLESS OTHERWISE SPECIFIED.

TOWNE SERVICES, INC.                        ADDRESS

                                            3950 Johns Creek Court, Suite 100
By:      ________________________________   Suwanee, GA 30024

Its:     ________________________________   Facsimile:  678-475-5300


THE BANK                                    ADDRESS

By:      ________________________________   ____________________________________

Its:     ________________________________   ____________________________________

THE CLIENT                                         ADDRESS

By:      __________________________________    _________________________________

Its:     __________________________________    _________________________________


Operating Account No.      ________________    _________________________________

ABA Transit Routing No.    ________________    Facsimile:_______________________

Federal Tax ID Number:     ________________

(PLEASE ATTACH A VOIDED CHECK OR DEPOSIT SLIP)

                                   SCHEDULE A
                                       TO

                         COMMERCIAL PROCESSING AGREEMENT

                       DATED _____________________ , 2001

THE PARTIES HEREBY AGREE AS FOLLOWS:

NOTIFICATION - Notification letters will be mailed by Bank to the Client's customers to notify the customers of the new remittance address and Statement of Account.

         CHOOSE NUMBER 1 OR NUMBER 2 BELOW:

1.       The Bank will assume responsibility for the NOTIFICATION letter being sent to the Client's customers.
                      Bank Initials__________________                     Client Initials _____________________

2.       The Bank agrees to "waive" the required NOTIFICATION letter.
                      Bank Initials__________________                     Client Initials _____________________

"REMIT TO" ADDRESS - The Client will be expected to change the "remit to" address on the invoices sent to their customers.

1.        The Bank agrees to monitor the payment stream and invoice "REMIT TO" address on a regular basis.
          Bank signature required: ______________________________________________

2.        The Client agrees to change the "REMIT TO" address on ALL
          invoices to Client's Business Name, P.O. Box 932109,
          Atlanta, GA 31193-2109 Client signature required:
          _____________________________________________

STATEMENT OF ACCOUNT - The Statement of Account will be sent once a month to the Client's customer summarizing the outstanding invoices and the balance owed.

         CHOOSE NUMBER 1 OR NUMBER 2 BELOW:

1.       The Bank will require Towne Services to send the monthly STATEMENT OF ACCOUNT to the Client's customers.
                      Bank Initials__________________                     Client Initials _____________________

2.       The Bank agrees to "waive" the required monthly STATEMENT OF ACCOUNT.
                      Bank Initials__________________                     Client Initials _____________________

PAYMENTS If the Client receives any payment from a customer that is processed through the Commercial program, the Client shall receive such remittance in trust for the Bank. Payment collection options:

         CHOOSE NUMBER 1, NUMBER 2, OR NUMBER 3 BELOW:

1.       The Client MAY accept ALL PAYMENTS at its place of business.
                      Bank Initials__________________                     Client Initials _______________

2.       The Client MAY accept OCCASIONAL PAYMENTS at its place of business.
                      Bank Initials__________________                     Client Initials _______________

3.       The Client MAY NOT accept any customer payments.
                      Bank Initials________________              Client Initials _______________

VALUATION PERCENTAGES - Unpaid invoices or portions thereof not deemed ineligible will be valued daily for purposes of determining the available draw against the Credit Limit according to the following percentages:

                           ------------------------------- PAST DUE --------------------------------------

               CURRENT               1-30 DAYS        31-60 DAYS               61-90 DAYS                 OVER 91 DAYS
               -------               ---------       -----------               ----------                 ------------

          ________%               ___________ %      ____________ %         ___________   %              ______________ %



BANK SERVICE FEES - Client shall pay to the Bank monthly such fees as indicated below by having the fees due added to the unpaid loan balance (SELECT ONE METHOD).

         FIXED RATE - A fixed percentage of _____% will be multiplied by the original Face Amount of each invoice presented to the Commercial program during the billing cycle. The minimum fee per invoice presented will be $1.00.

         FIXED RATE +VARIABLE RATE - A fixed percentage of ______% will be multiplied by the original Face Amount of each invoice presented to the Commercial program to cover payment for the initial period of _______ days. An incremental rate of ______% will be applied for each incremental period of ______ day(s) that the invoice or portion thereof remains unpaid, provided that the maximum rate charged on an invoice or portion thereof will not exceed ______%. The minimum fee per invoice presented will be $1.00. Total of the fixed and variable fees on unpaid balances will not exceed ______%.

         NET FUNDS EMPLOYED (NFE) RATE - A fee will be calculated for the billing period by converting the annualized rate of _____% into the periodic rate and by multiplying such periodic rate against the average daily loan balance for the period.

INITIAL SET-UP AND TRAINING FEE - Client shall pay to TOWNE a $500 documentation fee upon signing up on this program.

ONSITE TRAINING OR ONSITE RETRAINING: Client shall pay to TOWNE a $1,000 per day fee for training or retraining onsite.

LOAN CLOSING DATE _____________________

INITIAL LINE OF CREDIT AMOUNT $___________________

IN WITNESS WHEREOF, the Client and the Bank have executed this Agreement as of the date set forth on the first page of this Agreement.

THE BANK: ______________________         THE CLIENT:____________________________

By: ____________________________         By:____________________________________
Its duly authorized officer                       Its duly authorized officer

Date:___________________________         Date:__________________________________

Towne Services, Inc.

By: ____________________________
Its duly authorized officer

Date: __________________________